Exhibit 99 (a)(4)

 NOTICE OF GUARANTEED DELIVERY

For Tender Shares of Common Stock
 Pursuant to the
 Offer to Purchase for Cash up to an aggregate of 2,790,013 Shares of
Class A Common Stock and/or Class B Common Stock
  of
 CTM MEDIA HOLDINGS, INC.
at a Purchase Price of $1.10 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 16, 2009, UNLESS THE OFFER IS EXTENDED.

NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION

This form or a copy of it must be used to accept the Offer (as defined below) if:

(a) certificates for the shares of Class A common stock or Class B common stock, par value $.01 per share, of CTM Media Holdings, Inc., a Delaware corporation (“CTM”), to be tendered in the Offer are not immediately available;

(b) if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase, as defined below); or

(c) time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the Expiration Date (as defined in “Section 1. Number of Shares; Proration” of the Offer to Purchase).

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “Section 3. Procedures for Tendering Shares” in the Offer to Purchase) and certificates representing the shares to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

This form or a copy of it, signed and properly completed, may be delivered by hand, mail or overnight delivery to the Depositary by the Expiration Date. See “Section 3. Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038
By Facsimile (for Eligible Institutions only):
(718) 234-5001 Fax cover sheets should provide a call back phone number and request a call back, upon receipt. Confirm Receipt by Calling: (877) 248-6417 or (718) 921-8317

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN
 DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to CTM Media Holdings, Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 16, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares below specified pursuant to the guaranteed delivery procedures set forth in “Section 3. Procedure for Tendering Shares” of the Offer to Purchase.

Number of Shares
Signature(s) of Records Holder(s)

Certificate Nos. (if available)

Name(s) of Record Holders(s) (Please Type or Print)

Address(es) of Record Holder(s)

If Shares will be delivered by Book-Entry Transfer check this box: ☐

Account Number	Area Code/Telephone Number of Record Holder(s)

Dated:

ODD LOTS

  To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on November 17, 2009, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 shares of either Class A common stock or Class B common stock of CTM.

The signatory above either (check one):

☐	was the beneficial owner, as of the close of business on November 17, 2009, of an aggregate of fewer than 100 shares of Class A common stock, all of which are being tendered;
☐	was the beneficial owner, as of the close of business on November 17, 2009, of an aggregate of fewer than 100 shares of Class B common stock of CTM, all of which are being tendered; or
☐	Is a broker, dealer, commercial bank, trust company or other nominee which

       (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

       (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on November 17, 2009 of an aggregate of fewer than 100 Shares of Class A common stock or Class B common stock of  CTM and is tendering all of the Shares of that class.

GUARANTEE

 (Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States (each, an “Eligible Institution”), hereby (i) represents that the above-named person(s) has or have a net long position in shares or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the shares tendered, (ii) represents that such tender of shares complies with Rule 14e-4, and (iii) guarantees that the certificates representing the shares tendered hereby in proper form for transfer (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or copy thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Depositary at its address set forth above within five business days after the date of execution hereof.

Name of Firm:

Address:

Area Code and Telephone Number:

AUTHORIZED SIGNATURE:

Name:
Title:
Dated:	, 2009

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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